Exhibit 32
CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE SECURITIES
EXCHANGE ACT OF 1934
          In connection with the Annual Report of The Bon-Ton Stores, Inc. on Form 10-K for the period ended January 29, 2011, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that:
1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

DATE: April 13, 2011	By:	/s/ Byron L. Bergren
Byron L. Bergren
President and Chief Executive Officer and Director

	By:	/s/ Keith E. Plowman

Keith E. Plowman
Executive Vice President,
Chief Financial Officer and Principal Accounting Officer
A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.